UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2019

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 State Street, Boston, Massachusetts	01209
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 773-5601, ext. 133773

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2019, Berkshire Hills Bancorp, Inc. (the “Company”), Berkshire Bank, a wholly owned subsidiary of the Company (the “Bank”), and Linda A. Johnston, Senior Executive Vice President and Chief Human Resources Officer of the Company and the Bank, entered into a Resignation, Separation Agreement and Full and Final Release of Claims (the “Separation Agreement”) in connection with Ms. Johnston’s resignation from her employment with the Company and the Bank effective April 1, 2019.  Pursuant to the Separation Agreement, the Company will pay Ms. Johnston a lump sum payment of $785,000, less required withholdings, on the Company’s first scheduled payroll date on or after January 1, 2020.  The Separation Agreement includes confidentiality, non-solicitation and non-competition provisions and a release of claims.  The payment made to Ms. Johnston under the Separation Agreement is subject to forfeiture if Ms. Johnston breaches certain obligations, including the confidentiality, non-solicitation and non-competition provisions.
On the same date as the Separation Agreement, the Bank and Ms. Johnston entered into a Consulting Agreement whereby Ms. Johnston will provide consulting services for up to twenty (20) hours per week.  In exchange for the consulting services, the Bank will pay Ms. Johnston a monthly consulting fee of $29,643 during the fourteen (14) month term of the Consulting Agreement.  If Ms. Johnston voluntarily elects to cease providing consulting service prior to the end of the fourteen (14) month term, she will not be entitled to any further payments.
The foregoing description of the Separation Agreement and Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement and Consulting Agreement which are attached hereto as Exhibits 10.1 and 10.2 of this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Item 9.01   Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No. Description

10.1	Resignation, Separation Agreement and Full and Final Release of Claims dated March 15, 2019

10.2	Consulting Agreement dated March 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: March 15, 2019	By:	/s/ Richard M. Marotta
Richard M. Marotta President and Chief Executive Officer